EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 33-64499 of Crown Crafts, Inc. and subsidiaries on Form S-8 of our report dated June 13, 2006, appearing in this Annual Report on Form 10-K of Crown Crafts, Inc. and subsidiaries for the year ended April 2, 2006.

New Orleans, Louisiana
June 13, 2006